STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE





                  I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "FOCAL SURGERY, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF APRIL A.D.1993, AT 1 O'CLOCK P.M.


                                     SEALED






                                             /s/  Edward J. Freel
                                             Edward J. Freel, Secretary of State


2313347        8100
981104690
                                                      AUTHENTICATION:  8981525
                                                             DATE:    03-19-98

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                             OF FOCAL SURGERY. INC.

                             A Delaware Corporation

                 (Originally incorporated on October 21, 1992.)



         The undersigned, Louise D. Moore, hereby certifies that:

         ONE:     She is the sole Incorporator of said corporation.

         TWO:     The Certificate of Incorporation of said corporation shall be amended to read in full as follows:

                                    ARTICLE I

         The  name  of  this   corporation   is  FOCAL   SURGERY,   INC.,   (the
"Corporation").

                                   ARTICLE II

         The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         A. Classes of Stock. The corporation is authhorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Eleven Million (11,000,000) shares. Ten Million (10,000,000) shares shall be Common Stock, par value $0.0001 per share and One Million (1,000,000) shares, par value $0.0001 per share. shall be Preferred Stock.

         B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by these Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to fix or alter the divided rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                                       State of Delaware
                                                       Secretary of State
                                                       Division of Corporations
                                                       Filed 01:00 PM 4/27/1993

                                                       733117020 - 2313347

                                    ARTICLE V

         Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.


                                   ARTICLE VI

         The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                   ARTICLE VII

         Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

         Stockholders of the Corporation shall take action by meetings held pursuant to this Amended and Restated Certificate of Incorporation and the Bylaws and shall have no right to take any action by written consent without a meeting. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

         Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE X

         To the fullest extent permitted by applicable law, this Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.

                                       2.

         Any repeal or modification  of any of the foregoing  provisions of this
Article X shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification

                                   ARTICLE XI

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         THREE: The foregoing amendment has been duly adopted by the Corporation's sole Incorporator in accordance with the applicable provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware. The corporation has not received any payment for any of its stock.


         IN WITNESS WHEREOF, the undersigned has executed this certificate on April 26, 1993.





                                                  /s/ Louise D. Moore
                                                  Louise D. Moore, Incorporator




         The undersigned certifies under penalty of perjury that she has read the foregoing Amended and Restated Certificate of Incorporation and knows the contents thereof, and that the statements therein are true.

         Executed at Palo Alto, California on April 26, 1993.


                                                          /s/ Louise D. Moore
                                                          Louise D. Moore





                                       3.